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                                                         EXHIBIT 23.2


CONSENT OF DELOITTE & TOUCHE LLP


         We consent to the incorporation by reference in this Registration Statement of Globalstar Telecommunications Limited on Form S-8 of our reports dated February 24, 1997 appearing in the Annual Report on Form 10-K of Globalstar Telecommunications Limited for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

San Jose, California
June 16, 1997